Exhibit 99.1

       ANSYS Delivers Another Quarter of Solid Revenue and Strong Earnings

    SOUTHPOINTE, Pa., Nov. 5 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq:
ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced third quarter 2003 results. ANSYS' third quarter and year-to-date GAAP results include:

     - Total revenue of $28.0 million, as compared to $21.7 million in the third quarter of 2002; total revenue of $80.3 million in the first nine months of 2003 as compared to $65.7 million for the nine months ended September 30, 2002;

     - Diluted earnings per share of $0.33 as compared to $0.26 for the third quarter of 2002; diluted earnings per share of $0.89 through September 30, 2003 as compared to $0.81 for the first nine months of 2002; and

     - Cash flows from operations of $7.1 million in the third quarter of 2003 and $28.7 million in the first nine months of 2003.

    Excluding the adverse impact on reported software license revenue of purchase accounting adjustments related to the Company's February 2003 acquisition of CFX and acquisition-related amortization (see discussion below), ANSYS' third quarter and year-to-date adjusted (non-GAAP) results include:

     - Total adjusted revenue of $28.9 million, as compared to $21.7 million in the third quarter of 2002; total adjusted revenue of $82.7 million in the first nine months of 2003 as compared to $65.7 million for the nine months ended September 30, 2002;

     - An overall adjusted operating profit margin, excluding total amortization, of 34% as compared to 29% for the third quarter of 2002; and an overall adjusted operating profit margin, excluding total amortization, of 31% as compared to 30% for the first nine months of 2002; and

     - Adjusted diluted earnings per share of $0.41 as compared to $0.28 for the third quarter of 2002; adjusted diluted earnings per share of $1.10 compared to $0.86 for the nine month period ended September 30, 2002.

    ANSYS President and CEO, Jim Cashman, commenting on the current quarter's solid business performance, said, "The third quarter was a very positive quarter for us on a number of important initiatives. We continued to make tremendous strides in integrating our recently acquired CFX product line, which contributed to our ability to post record third quarter revenue and earnings results. Additionally, we made important progress in advancing our leadership in technology, which we believe has been a key driver to both the continued penetration into our extensive installed base, as well as our ability to expand into new markets."

    Cashman added, "While we continue to focus on improving our sales productivity and execution in certain geographic regions, we believe that our financial results, coupled with our technology and market leadership, provide us with a strong platform from which we can continue to grow our business."

    The adjusted results highlighted above represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures is included in the condensed financial statements included in this release.

    Adjustments to Reported GAAP Financial Results

    - Purchase Accounting Adjustment for Acquired Deferred Revenue:

    As announced February 26, 2003, ANSYS acquired CFX for approximately $22 million in cash. In accordance with the fair value provisions of EITF 01-3 "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred software license revenue of approximately $4.8 million was recorded on the opening balance sheet, which was approximately $3.4 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has and will continue to provide adjusted financial information, which excludes the impact of the purchase accounting adjustment, through this twelve-month period.

    - Acquisition Related Amortization:

    As previously discussed, the Company completed its recent acquisition of CFX in February 2003. Prior to that, the Company also acquired CADOE S.A. and ICEM CFD Engineering in November 2001 and August 2000, respectively. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of goodwill and identifiable intangible assets. As a result of the amortization associated with intangible assets related to these acquisitions, ANSYS' quarterly and year-to-date financial results are not comparable with prior periods.

    To enable investors and other interested parties to compare 2003 financial results to historical and future periods, ANSYS is providing its 2003 third quarter and year-to-date reported GAAP results as well as financial results that have been adjusted for the impact of the items described above.

    Third Quarter 2003 and Nine Months Ended September 30, 2003 Reported GAAP Results

    ANSYS reported net income for the third quarter of $5.4 million, or $0.33 diluted earnings per share, based on 16.2 million weighted average shares outstanding. For the quarter ended September 30, 2002, ANSYS reported net income of $4.1 million, or $0.26 diluted earnings per share, based on 15.5 million weighted average shares outstanding. For the nine months ended September 30, 2003, ANSYS reported net income of $14.1 million, or diluted earnings per share of $0.89, based on 15.8 million weighted average shares outstanding. For the nine months ended September 30, 2002, ANSYS reported net income of $12.7 million, or diluted earnings per share of $0.81, based on 15.7 million weighted average shares outstanding. Cash and short-term investments at September 30, 2003 totaled $72.3 million and ANSYS remains debt free.

    Innovative Products Launched

    ANSYS continued its tradition of introducing innovative technologies designed to meet the ever-expanding needs of its customers and the diverse markets that it serves. The ability to model and simulate multiphysics-based systems and their manufacturing and operating conditions in the same familiar and unified graphical user interface has significant value to our customers in terms of simulation accuracy and reliability, time to market, cost, quality and innovations. These current product releases are highlighted by:

    Continued Technological Leadership:

     - Seamless integration of ANSYS multiphysics capabilities and CFX CFD technologies allows, for the first time, customers' multiple disciplinary development teams to collaborate and work together. This unique attribute will benefit customers from various complex product industries including aerospace, automotive, power generation and electronics.

     - ANSYS' new Multi-field solver is a true advance in open systems simulation. This powerful solver allows customers to utilize engineering experts throughout their company, and even within their supply chains, each simulating their own design issues, to combine the results and gain a complete understanding of the overall system effects.

     - High performance solution algorithms allow complex simulation of complete products and systems to be performed in minutes and hours rather than days.

     - Component mode synthesis technology allows larger sized products
       (such as planes and ships) to be divided into smaller and manageable pieces that can be modeled and simulated independently by many engineering groups on small to medium sized computers. This technology also enables the combining of the behavior of these smaller pieces to yield the whole system response.

    Leveraging Legacy Data to Spur Product Innovation:

     - Legacy technologies such as FE Modeler and Interface for NASTRAN allow customers to easily migrate to ANSYS solutions while protecting their investment in legacy product data, knowledge and intellectual property.

     - Parametric modeling technology (ANSYS ParaMesh) allows legacy data to be immediately utilized in rapid "what-if" simulations with full parametric optimizations, without recreating CAD geometry, and allows engineers to quickly optimize designs based upon product performance requirements.

    ANSYS will hold a conference call at 10:30 A.M. Eastern Time on November 5, 2003 to discuss third quarter results as well as to provide guidance regarding fourth quarter business prospects. The dial in number is 800-857-7001 and the passcode is "ANSYS". A replay will be available until November 7, 2003 by dialing 800-756-9736. The conference call will be webcast live and can be accessed, along with other financial information, on ANSYS' website, located at www.ansys.com/newsrooms/investor.htm .

    About ANSYS, Inc.

    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. ANSYS focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with approximately 25 strategic sales locations throughout the world, ANSYS, Inc. employs more than 600 people and distributes its products through a network of channel partners in 40 countries. Visit www.ansys.com for more information.

    Some matters discussed in this news release constitute forward-looking statements under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward looking statements include statements with respect to our integrations of CFX, our ability to continue to penetrate new markets and our installed base, our ability to improve sales productivity, our ability to continue to grow our business and our ability to maintain technological leadership.

    All forward looking statements in this press release are subject to risks and uncertainties, such as the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs in the current economic environment, the risk that the CFX business will not perform consistent with operations or that ANSYS will experience unforeseen difficulties integrating this newly-acquired business, the risk that ANSYS' sales will be adversely impacted at a later stage in the current economic downturn, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products in an unstable economy, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ongoing pressure on customer spending will not allow investment in sales, technology innovation and development of key strategic partnerships, the risk that ANSYS' strategic plan will not increase shareholder value over the long run, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the company's products including those described above may not produce anticipated benefits, the risk that changes in the price of our common stock or the existence of competing uses for available cash will affect our willingness to continue the stock repurchase program, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers and regional economies, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2002 Annual Report and Form 10-K and the most recent quarterly report on Form 10-Q. ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of ANSYS Support Distributors provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at www.ansys.com.

    ANSYS, DesignSpace, ANSYS DesignModeler, ANSYS DesignXplorer VT, ANSYS DesignXplorer, ANSYS ProFEA, ANSYS Emax, ANSYS Workbench environment, Multi-field, CFX, AI*Environment, AI*NASTRAN, CADOE S.A. and any and all ANSYS, Inc. product names referenced on any media, manual or the like, are registered trademarks or trademarks of subsidiaries of ANSYS, Inc. located in the United States or other countries. NASTRAN is a registered trademark of the National Aeronautics Space Administration. All other product names mentioned are trademarks or registered trademarks of their respective manufacturers.

    Reconciliation of Non-GAAP Measures

    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-GAAP) financial measures to the most directly comparable GAAP financial measures.

    Adjusted software license revenue, adjusted operating profit margin, adjusted net income and adjusted diluted earnings per share are presented in this earnings release because management uses this information in evaluating the results of the continuing operations of business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results.


                          ANSYS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                              Three months ended         Nine months ended
                             Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                               2003         2002         2003         2002
   Revenue:
     Software licenses       $14,053      $11,017      $40,457      $34,125
     Maintenance and
      service                 13,985       10,728       39,824       31,619
     Total revenue            28,038       21,745       80,281       65,744

   Cost of sales:
     Software licenses         1,226          904        3,873        2,856
     Amortization of
      software and acquired
      technologies               871          363        2,302        1,100
     Maintenance and
      service                  3,199        2,117        9,782        5,825
       Total cost of sales     5,296        3,384       15,957        9,781

    Gross profit              22,742       18,361       64,324       55,963

    Operating expenses:
      Selling and marketing    5,646        4,690       17,254       15,092
      Research and
       development             5,879        5,155       17,609       14,912
      Amortization               276          194          774          624
      General and
       administrative          3,022        2,522        8,798        7,562
        Total operating
         expenses             14,823       12,561       44,435       38,190

    Operating income           7,919        5,800       19,889       17,773

    Other (loss) income         (808)          32          498          526

    Income before income
     tax provision             7,111        5,832       20,387       18,299

    Income tax provision       1,750        1,750        6,275        5,609

    Net income                $5,361       $4,082      $14,112     $ 12,690

    Earnings per share
     - basic:
       Basic earnings
        per share              $0.36        $0.28        $0.95        $0.87
       Weighted average
        shares - basic        15,106       14,578       14,864       14,612

    Earnings per share
     - diluted:
       Diluted earnings
        per share              $0.33        $0.26        $0.89        $0.81
       Weighted average
        shares - diluted      16,236       15,475       15,804       15,677


                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended September 30, 2003
                      (in thousands, except per share data)
                                   (Unaudited)

                                   As Reported     Adjustments     Adjusted
                                                                    Results
    Revenue:
      Software licenses              $14,053           $885(a)      $14,938
      Maintenance and service         13,985              -          13,985

        Total revenue                 28,038            885          28,923

    Cost of sales:
      Software licenses                1,226              -           1,226
      Amortization of
       software and acquired
       technologies                      871           (747)(b)         124
      Maintenance and service          3,199              -           3,199
        Total cost of sales            5,296           (747)          4,549

    Gross profit                      22,742          1,632          24,374

    Operating expenses:
      Selling and marketing            5,646              -           5,646
      Research and development         5,879              -           5,879
      Amortization                       276           (276)(b)           -
      General and administrative       3,022              -           3,022
        Total operating expenses      14,823           (276)         14,547

    Operating income                   7,919          1,908           9,827

    Other (loss) income                 (808)             -            (808)

    Income before income
     tax provision                     7,111          1,908           9,019

    Income tax provision               1,750            668(c)        2,418

    Net income                        $5,361         $1,240          $6,601

    Earnings per share - basic:
      Basic earnings per share         $0.36                          $0.44
      Weighted average
       shares - basic                 15,106                         15,106


    Earnings per share - diluted:
      Diluted earnings per share       $0.33                          $0.41
      Weighted average
       shares - diluted               16,236                         16,236

    (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

    (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

    (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended September 30, 2002
                      (in thousands, except per share data)
                                   (Unaudited)

                                   As Reported     Adjustments     Adjusted
                                                                    Results
    Revenue:
      Software licenses              $11,017            $ -         $11,017
      Maintenance and service         10,728              -          10,728

        Total revenue                 21,745              -          21,745

    Cost of sales:
      Software licenses                  904              -             904
      Amortization of software and
       acquired technologies             363           (241)(a)         122
      Maintenance and service          2,117              -           2,117
        Total cost of sales            3,384           (241)          3,143

    Gross profit                      18,361            241          18,602

    Operating expenses:
      Selling and marketing            4,690               -          4,690
      Research and development         5,155               -          5,155
      Amortization                       194           (194)(a)           -
      General and administrative       2,522              -           2,522
        Total operating expenses      12,561           (194)         12,367

    Operating income                   5,800            435           6,235

    Other income                          32              -              32

    Income before income
     tax provision                     5,832            435           6,267

    Income tax provision               1,750            152(b)        1,902

    Net income                        $4,082           $283          $4,365

    Earnings per share - basic:
      Basic earnings per share         $0.28                          $0.30
      Weighted average
       shares - basic                 14,578                         14,578

    Earnings per share - diluted:
      Diluted earnings per share       $0.26                          $0.28
      Weighted average
       shares - diluted               15,475                         15,475

        (a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

        (b) Amount represents the income tax impact of the amortization expense adjustment referred to in (a) above.


                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the nine months ended September 30, 2003
                      (in thousands, except per share data)
                                   (Unaudited)

                                   As Reported     Adjustments     Adjusted
                                                                    Results
    Revenue:
      Software licenses              $40,457         $2,455(a)      $42,912
      Maintenance and service         39,824              -          39,824

        Total revenue                 80,281          2,455          82,736

    Cost of sales:
      Software licenses                3,873              -           3,873
      Amortization of software and
       acquired technologies           2,302         (1,825)(b)         477
      Maintenance and service          9,782              -           9,782
        Total cost of sales           15,957         (1,825)         14,132

    Gross profit                      64,324          4,280          68,604

    Operating expenses:
      Selling and marketing           17,254              -          17,254
      Research and development        17,609              -          17,609
      Amortization                       774           (774)(b)         -
      General and administrative       8,798              -           8,798
        Total operating expenses      44,435           (774)         43,661

    Operating income                  19,889          5,054          24,943

    Other income                         498              -             498

    Income before income
     tax provision                    20,387          5,054          25,441

    Income tax provision               6,275          1,769(c)        8,044

    Net income                       $14,112         $3,285         $17,397

    Earnings per share - basic:
      Basic earnings per share         $0.95                          $1.17
      Weighted average
       shares - basic                 14,864                         14,864

    Earnings per share - diluted:
      Diluted earnings per share       $0.89                          $1.10
      Weighted average
       shares - diluted               15,804                         15,804

        (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

        (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

        (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the nine months ended September 30, 2002
                      (in thousands, except per share data)
                                   (Unaudited)

                                   As Reported     Adjustments     Adjusted
                                                                    Results
    Revenue:
      Software licenses              $34,125            $ -         $34,125
      Maintenance and service         31,619              -          31,619

        Total revenue                 65,744              -          65,744

    Cost of sales:
      Software licenses                2,856              -           2,856
      Amortization of software and
       acquired technologies           1,100           (682)(a)         418
      Maintenance and service          5,825              -           5,825
        Total cost of sales            9,781           (682)          9,099

    Gross profit                      55,963            682          56,645

    Operating expenses:
      Selling and marketing           15,092              -          15,092
      Research and development        14,912              -          14,912
      Amortization                       624           (624)(a)           -
      General and administrative       7,562              -           7,562
        Total operating expenses      38,190           (624)         37,566

    Operating income                  17,773          1,306          19,079

    Other income                         526              -             526

    Income before income tax
     provision                        18,299          1,306          19,605

    Income tax provision               5,609            457(b)        6,066

    Net income                       $12,690           $849         $13,539

    Earnings per share - basic:
      Basic earnings per share         $0.87                          $0.93
      Weighted average shares
       - basic                        14,612                         14,612

    Earnings per share - diluted:
      Diluted earnings per share       $0.81                          $0.86
      Weighted average shares
       - diluted                      15,677                         15,677

    (a) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
    (b) Amount represents the income tax impact of the amortization expense adjustment referred to in (a) above.


                          ANSYS, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets
                                 (in thousands)
                                  (Unaudited)

                                                  September 30,   December 31,
                                                      2003           2002
    ASSETS:

    Cash & short-term investments                    $72,270        $61,132
    Accounts receivable, net                          16,034         15,875
    Other assets                                      74,141         49,994

        Total assets                                $162,445       $127,001

    LIABILITIES & STOCKHOLDERS' EQUITY:

    Current liabilities                              $45,244        $35,608
    Stockholders' equity                             117,201         91,393

        Total liabilities & stockholders' equity    $162,445       $127,001

SOURCE  ANSYS, Inc.
    -0-                             11/05/2003
    /CONTACT: Lisa M. O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782/ /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.ansys.com
                http://www.ansys.com/newsrooms/investor.htm/
    (ANSS)

CO:  ANSYS, Inc.
ST:  Pennsylvania
IN:  CPR
SU:  ERN CCA MAV